SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

November 14 2007

PACIFIC CONTINENTAL CORPORATION
(Exact name of registrant as specified in its charter)

Oregon

(State or other jurisdiction of incorporation)
0001084717	93-1269184
(Commission File Number)	IRS Employer Identification No.

111 West 7th Avenue

Eugene, Oregon 97401

(Address of principal executive offices)  (zip code)

Registrant's telephone number, including area code: (503) 243-2123

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On October 31, 2007, Pacific Continental Corporation (the “Company”) filed a Form 8-K to disclose that director Michael Heijer had entered into a stock trading plan dated October 29, 2007, designed to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended.

Mr. Heijer subsequently advised the Company that due to an administrative error, the plan was terminated and that he has entered into a new 10b5-1 trading plan dated November 14, 2007.  Mr. Heijer’s plan allows for an aggregate of $28,500 of the Company’s common stock to be purchased in increments of $5,700 on December 14, 2007, February 12, 2008, May 12, 2008, August 12, 2008, and November 12, 2008.  Purchases will be made at market prices and subject to specified limitations.  If the purchase amount cannot be purchased on the purchase day, the shortfall will be purchased as soon as, and to the extent practicable, on each immediately succeeding trading day until the shortfall has been purchased.  The plan will terminate on November 15, 2008, unless otherwise terminated sooner in accordance with the plan’s terms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:                      November 14, 2007
PACIFIC CONTINENTAL CORPORATION By:/s/Michael A. Reynolds Michael A. Reynolds Executive Vice President and Chief Financial Officer